Exhibit 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Multistate Series--12 (Florida and New York Trusts):

We consent to the use in this Post-Effective Amendment No. 8 to Registration Statement No. 33-49308 of our opinion dated September 18, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
October 18, 2000